EXHIBIT 99.1

Helen of Troy
1 Helen of Troy Plaza
El Paso, TX 79912
915-225-8000

immediate release

HELEN OF TROY LIMITED REPORTS
FIRST QUARTER SALES AND NET EARNINGS

EL PASO, Texas, Jul. 10 - Helen of Troy Limited (NASDAQ, NM: HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported sales and net earnings for the first quarter ended May 31, 2006.

First quarter sales increased 2.4 percent to $130,441,000 versus sales of $127,392,000 in the same period of the prior year. First quarter net earnings were $6,679,000 or $0.21 per fully diluted share, compared with $10,547,000 or $.33 per fully diluted share for the same period a year earlier, a decline in fully diluted earnings per share of 36.4 percent. Gross margin for the first quarter was 44.4 percent compared with 46.1 percent for the prior year first quarter. Increases in the cost of goods sold and reduced selling prices combined with increases in selling, general and administrative expenses during the quarter were the primary reasons for the net earnings decline. The SG&A expense increases include increased personnel costs, higher depreciation, higher outbound freight costs, and higher facility related costs associated with the transition of the OXO order fulfillment process to our new distribution center in Southaven, Mississippi.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s first quarter results, stated “We are pleased with the overall increase in sales for the quarter and in particular we are encouraged with our sales increases in the personal care segment for the first time in over a year. Operationally, our focus this quarter has been the transition of our Housewares segment to our Global Enterprise Resource Planning System, which includes the transfer of our Housewares inventory from a Monee, Illinois distribution center operated by a third party to our new Southaven, Mississippi distribution facility. OXO’s move to the new facility and related distribution systems began in December 2005 and is now substantially completed. The shipment of OXO products from our new facility has returned to pre-transition levels. Our current operating objectives are to improve efficiencies through continued training and process improvements, and to reduce future expenses related to those functions. We are currently beginning to see reductions in staffing levels at the distribution center which we expect will continue during the current quarter, as well as additional Company wide expense reductions in future quarters.

“We remain optimistic about our results for the current fiscal year and reiterate our expectation of sales in the range of $600 to $620 million and earnings of $1.70 to $1.80 per fully diluted share. Sales for the remaining quarters of this fiscal year are expected to show year over year increases. Early indications of the retail sell-through of our higher end personal care products in the mass distribution channel have also been encouraging. We are also introducing new and innovative professional appliance products in late August. We have seen selective increases in our cost of goods for the past several quarters, and would caution that continuing increases in our product costs, or declines in consumer spending, could negatively impact our full year projections.

“As of May 31, 2006, Helen of Troy’s balance sheet remains strong, with cash of $26 million compared to $7 million in the first quarter of the prior year, an increase of $19 million, and stockholders’ equity of $482 million, an increase of $48 million in stockholders’ equity from the comparable period last year. Our accounts receivable at quarter-end was $114 million. Our inventory level was $164 million, down $10 million or 6 percent from last year,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release. The teleconference begins at 11 a.m. ET today, Monday, July 10, 2006. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through August 31, 2006.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden, hardware, trash and automotive categories. The Company’s products are sold by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., and Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited. Helen of Troy’s owned brands include OXO®, Good Grips®, Brut®, Vitalis®, Final Net®, Ammens®, Condition 3-in-1®, Skin Milk®, Time Block®, Epil-Stop®, Dazey®, Caruso®, Karina®, DCNL™, Nandi™, Isobel™ and WaveRage®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, and Wigo® owned brands to the professional beauty salon industry.

This press release contains forward-looking statements, which are subject to change .The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2006 and in our other filings with the SEC. These risks are generally provided in our public filings under the heading “Forward-Looking Information and Factors That May Affect Future Results.” Investors are urged to refer to the risk factors referred to above for a description of these risks.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended May 31,
	2006		2005
Net sales	$130,441	100.0%	$127,392	100.0%
Cost of sales	72,500	55.6%	68,700	53.9%
Gross profit	57,941	44.4%	58,692	46.1%

Selling, general, and administrative expense	47,025	36.1%	43,394	34.1%
Operating income	10,916	8.4%	15,298	12.0%

Other income (expense):
Interest expense	(4,506)	-3.5%	(3,263)	-2.6%
Other income (expense), net	790	0.6%	(58)	0.0%
Total other income (expense)	(3,716)	-2.8%	(3,321)	-2.6%
Earnings before income taxes	7,200	5.5%	11,977	9.4%

Income tax expense (benefit)	521	0.4%	1,430	1.1%
Net earnings	$6,679	5.1%	$10,547	8.3%

Diluted earnings per share	$0.21		$0.33

Weighted average common shares used in computing diluted earnings per share	31,460		32,154

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information
(unaudited)
(in thousands)

	5/31/2006	5/31/2005

Cash	$26,072	$6,781

Marketable securities, at market value	247	71

Accounts receivable	114,239	111,742

Inventory	164,019	173,839

Total current assets	323,994	306,761

Total assets	868,494	838,658

Total current liabilities	125,863	144,546

Total long term liabilities	261,116	260,000

Stockholders equity	481,515	434,112

HELEN OF TROY LIMITED AND SUBSIDIARIES

EBITDA EXCLUDING DISCONTINUED OPERATIONS
(unaudited)
(in thousands)

	Three Months Ended May 31,
	2006	2005

Net earnings from continuing operations	$6,679	$10,547

Interest income / Expense, net	4,217	3,178

Income tax expense	521	1,430

Depreciation and amortization	3,880	2,726

EBITDA (Earnings before interest, taxes, depreciation
and amortization) excluding discontinued operations	$15,297	$17,881

This information may be considered non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table which reconciles these measures to their corresponding GAAP based measures presented under our Consolidated Condensed Statements of Income, in the accompanying press release.

Management believes the presentation of these non-GAAP financial measures, in connection with the results of the fiscal quarter ended May 31, 2006, provide useful information to investors regarding our results of operations as this non-GAAP financial measure allows investors to better evaluate ongoing business performance and factors that influenced performance during the period under report. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not as a substitute for financial measures prepared in accordance with GAAP.

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2006